EXHIBIT 11
                                                                      ----------
                           CRAGAR INDUSTRIES, INC.
                SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE
                                                        For the Year Ended
                                                            December 31,
                                                    ---------------------------
                                                        2001            2000
                                                    ------------   ------------
Income from continuing operations

Income (loss) before extraordinary items            $ (1,405,543)  $    976,396
Less: Preferred Stock Dividends in Arrears                    --       (241,933)
                                                    ------------   ------------
Income (loss) to common stockholders before
        extraordinary item                            (1,405,543)       734,463

Extraordinary item - gain on forgiveness of debt          48,512         98,633
                                                    ------------   ------------

Income (loss) available to common stockholders      $ (1,357,031)  $    833,096
                                                    ============   ============
Basic EPS - Weighted Average
        Shares Outstanding                             3,721,908      2,762,759
                                                    ============   ============
Basic Earnings (Loss) Per Share before
        extraordinary item                          $      (0.37)  $       0.27

Extraordinary item                                            --           0.03
                                                    ------------   ------------

Basic Earnings (Loss) Per Share                     $      (0.37)  $       0.30
                                                    ============   ============

Basic EPS - Weighted Average
        Shares Outstanding                             3,721,908      2,802,100

Effect of Diluted Securities:
        Stock Options and Warrants                             -      2,081,974
        Convertible Preferred Stock                            -        616,131
                                                    ------------   ------------
Diluted EPS - Weighted Average
        Shares Outstading                              3,721,908      5,500,205
                                                    ============   ============

Diluted Earnings (loss) Per Share                   $      (0.37)  $       0.15
                                                    ============   ============
Weighted Average Calculation:
        Number of shares beginning of year             3,016,716      2,456,990

        Number of shares end of year                   3,897,611      3,016,716

        Average number of shares                       3,721,908      2,762,759